UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BrightSphere Investment Group plc (the “Company”) has announced that the Company and Aidan J. Riordan, Executive Vice President and Head of Affiliate Management and Global Distribution have mutually agreed on a separation of Mr. Riordan from his employment with the Company, effective March 8, 2019. Continuing the Company's focus on being more efficient and reallocating resources towards support of organic growth, the Affiliate Management and Global Distribution functions will report directly to Guang Yang, Chairman and CEO of the Company going forward.

In connection with the cessation of Mr. Riordan's employment, Mr. Riordan and the Company entered into a Separation Agreement, dated March 8, 2019, (the “Separation Agreement”). Under the terms of the Separation Agreement and in consideration of a general waiver and release of claims, Mr. Riordan will receive severance consistent with the terms of his Transition Severance Agreement, dated September 17, 2017 (the “TSA”).

Mr. Riordan will remain subject to customary restrictive covenants, including non-disclosure, non-disparagement, non-interference and a twelve (12) month non-solicitation obligation under the TSA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 8, 2019	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ Suren Rana
		Name:	Suren Rana
		Title:	Chief Financial Officer